Exhibit 99.1

NEWS

NEWS

NEWS

CF INDUSTRIES COMPLETES EXCHANGE OFFER FOR TERRA INDUSTRIES

Acquisition of Terra Industries to be Completed on April 15, 2010

DEERFIELD, IL, April 15, 2010 — CF Industries Holdings, Inc. (NYSE: CF) announced today that it has successfully completed its exchange offer for Terra Industries Inc. common stock and will complete the acquisition of Terra today, resulting in Terra becoming a wholly-owned subsidiary of CF Industries.  As of the expiration of the subsequent offering period, Terra stockholders had tendered a total of 92,230,296 shares, representing approximately 92.1% of Terra’s outstanding common stock.  The subsequent offering period expired at 5:00 p.m., New York City time on April 14, 2010.  All shares that were validly tendered in the exchange offer have been accepted for payment.

As CF Industries now owns more than 90% of the outstanding shares of Terra common stock, CF Industries will complete the acquisition of Terra on April 15, 2010 through the short-form merger procedure under Maryland law, without a vote or meeting of Terra’s stockholders.  In the merger, each outstanding share of Terra common stock not tendered and purchased in the exchange offer will be converted into the right to receive $37.15 in cash and 0.0953 of a share of CF Industries common stock, less any required withholding taxes and without interest, which is the same amount per share that was offered and paid in the exchange offer.  As of today, Terra common stock will cease trading on the New York Stock Exchange.

Contact

Terry Huch

Senior Director, Investor Relations and Corporate Communications

847-405-2515 — thuch@cfindustries.com

About CF Industries

CF Industries Holdings, Inc., headquartered in Deerfield, Illinois, is the holding company for the operations of CF Industries, Inc. CF Industries is a global leader in nitrogen and phosphate fertilizer manufacturing and distribution, serving both agricultural and industrial customers. CF Industries operates world-class nitrogen fertilizer manufacturing complexes in the central United States and Canada; conducts phosphate mining and manufacturing operations in Central Florida; and distributes fertilizer products through a system of terminals, warehouses, and associated transportation equipment located primarily in the Midwestern United States. The company also owns 50 percent interests in KEYTRADE AG, a global fertilizer trading organization headquartered near Zurich, Switzerland; GrowHow UK Limited, a fertilizer manufacturer in the United Kingdom; and an ammonia facility in The Republic of Trinidad and Tobago. Additional information on CF Industries is found on the company’s website at www.cfindustries.com.

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements.” All statements in this press release, other than those relating to historical information or current condition, are forward-looking statements. These forward-looking statements are subject to a number of risks and uncertainties, many of which are beyond our control, which could cause actual results to differ materially from such statements. Risks and uncertainties relating to the transaction include: uncertainty of the expected financial performance of CF Holdings following completion of the transaction; CF Holdings’ ability to comply with the covenants in indebtedness related to the transaction and to make payments under such indebtedness when due; CF Holdings’ ability to consummate an equity offering following the closing of the transaction; CF Holdings’ ability to achieve the cost-savings and synergies contemplated by the transaction within the expected time frame; CF Holdings’ ability to promptly and effectively integrate the businesses of Terra and CF Holdings; and disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers. Additional risks and uncertainties include: the relatively expensive and volatile cost of North American natural gas; the cyclical nature of our business and the agricultural sector; the global commodity nature of our fertilizer products, the impact of global supply and demand on our selling prices, and the intense global competition in the consolidating markets in which we operate; conditions in the U.S. agricultural industry; risks involving derivatives; weather conditions; our inability to predict seasonal demand for our products accurately; the concentration of our sales with certain large customers; the impact of changing market conditions on our Forward Pricing Program; the reliance of our operations on a limited number of key facilities and the significant risks and hazards against which we may not be fully insured; reliance on third party transportation providers; risks associated with joint ventures; risks associated with expansion of our business, including unanticipated adverse consequences and the significant resources that could be required; future regulatory restrictions and requirements related to greenhouse gas emissions, climate change or other environmental requirements; potential liabilities and expenditures related to environmental and health and safety laws and regulations; our potential inability to obtain or maintain required permits and governmental approvals or to meet financial assurance requirements; acts of terrorism; difficulties in securing the supply and delivery of raw materials we use and increases in their costs; losses on our investments in securities; loss of key members of management and professional staff; the international credit crisis and global recession; and the other risks and uncertainties included from time to time in our filings with the SEC. Except as required by law, we undertake no obligation to update or revise any forward-looking statements.

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